Exhibit 99.3(b)

First AMENDMENT TO
Master repurchase agreement

THIS FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated March 9, 2021 (this “Amendment”), is entered into between RCC Real Estate SPE 7, LLC, a limited liability company organized under the laws of the State of Delaware (“Seller”), and Barclays Bank PLC, a public limited company organized under the laws of England and Wales (including any successor thereto, “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Purchaser and Seller are parties to that certain Master Repurchase Agreement, dated as of April 10, 2018 (the “Existing Repurchase Agreement” and, as amended by this Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”);

WHEREAS, the parties hereto desire to make certain amendments and modifications to the Existing Repurchase Agreement.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

Amendments to the MASter repurchase Agreement

The definition of “Revolving Period” in the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Revolving Period” shall mean the period (i) beginning on the Closing Date and (ii) ending October 29, 2021, or such later date as may be in effect pursuant to Article 3(f).

ARTICLE 2

Representations

Seller represents and warrants to Purchaser, as of the date of this Amendment, as follows:

(a)all representations and warranties made by it in the Transaction Documents to which it is a party are true, correct, complete and accurate in all respects as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(b)it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(c)the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(d)the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected; and

(e)this Amendment has been duly executed and delivered by it.

CONDITIONS PRECEDENT

The effectiveness of this Amendment is subject to the condition precedent that the representations and warranties of Seller set forth herein shall be true, correct, complete and accurate in all respects as of the date hereof.

FEES AND EXPENSES

Seller shall pay on demand all of Purchaser’s out-of-pocket costs and expenses, including reasonable fees and expenses of attorneys, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.  The parties acknowledge that no extension fee shall be due in connection with the extension of the Revolving Period evidenced by this Amendment.

Governing Law

THIS AMENDMENT (and any claim or controversy hereunder) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Miscellaneous

(a)Except as expressly amended or modified hereby, the Transaction Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  All references to the Transaction Documents shall be deemed to mean the Transaction Documents as modified by this Amendment.

(b)This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this

Amendment in electronic format shall be as effective as delivery of a manually executed original counterpart of this Amendment.

(c)The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(d)This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.

(e)This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f)This Amendment and the Repurchase Agreement, as amended hereby, are a single Transaction Document.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed, as of the date first above written.

PURCHASER:

BARCLAYS BANK PLC

By:	/s/ Francis X. Gilhool
	Name:	Francis X. Gilhool
	Title:	Authorized Signatory

[SIGNATURE CONTINUES ON FOLLOWING PAGES]

SELLER:

RCC REAL ESTATE SPE 7, LLC, a Delaware
limited liability company

By:	/s/ Michael A. Pierro
	Name:	Michael A. Pierro
	Title:	Vice President